Stamped:
                                                   Filed Donetta Davidson
                                                   Colorado Secretary of State
                                                   2000125544
                                                   $60.00
                                                   SECRETARY OF STATE
                                                   02-01-2001 09:42:52
                                                   ---------------------------


                   Mail to: Secretary of State
                      Corporations Section
Pleat include a typed     1560 Broadway, Suite 200
self-addressed envelope        Denver, CO 80202
                         (303) 894-2251
MUST BE TYPED               Fax (303) 894-2242
FILING FEE: $60.0O
MUST SUBMIT TWO COPIES

CHANGE OF                 RESTATED ARTICLES OF
RORA                        INCORPORATION WITH AMENDMENTS

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following amended and restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

FIRST:     The name of the corporation is WESTON HOTELS & PROPERTIES, INC.

SECOND: The following amended and restated Articles of Incorporation were adopted in the manner marked with an "X" below:


_______ The amended and restated Articles of Incorporation were adopted by the board of directors where no shares have been issued, or no shareholder action required.


   X       The amended and restated Articles of Incorporation were adopted by
_______ a vote of the shareholders. The number of shares voted for the amended and restated Articles of Incorporation was sufficient for approval.


_______ The amended and restated Articles of Incorporation were adopted by the incorporators where no shares have been issued or directors elected, or no shareholder action required.

THIRD:     The name of the corporation as amended is  IRVINE PACIFIC
                                            CORPORATION



ATTACH A COPY OF YOUR AMENDED AND RESTATED ARTICLES OF INCORPORATION


                               Signature   /s/ Gerald D. Curtis
                               Title       GERALD D. CURTIS, PRESIDENT

                      AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION

                                of
                WESTON HOTELS & PROPERTIES, INC.
                     (A Colorado Corporation)

     WESTON HOTELS & PROPERTIES, INC., a corporation organized and existing under and by virtue of the Colorado Corporation Code, DOES HEREBY CERTIFY
THAT:

     A.   The name of this corporation is WESTON HOTELS & PROPERTIES, INC.

     B. The Board of Directors of this corporation, by unanimous consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment and restatement of the Articles of Incorporation of the corporation, declaring such amendment and restatement to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The text of the amendment and restatement, consisting of Articles I through X is as follows:

     RESOLVED that the articles of Incorporation of this corporation, as heretofore amended shall be amended and restated in their entirety to provide as set forth below, and that the amendment and restatement shall supersede the original articles of incorporation and all amendments thereto.

                            ARTICLE I
                               Name

     The name of this corporation is IRVINE PACIFIC CORPORATION. (the "Corporation").

                           ARTICLE II
                   Registered Office and Agent

     The name of the registered agent and office in Colorado for the Corporation is Chris Kirch at 7040 E. Girard Ave. #302, Denver, CO 80224

                           ARTICLE III
                         Mailing Address

     The mailing address of the Corporation is IRVINE PACIFIC CORPORATION 3945 South Wasatch Blvd. #282, Holladay, Utah 84124.

                           ARTICLE IV
                             Duration

     This Corporation shall exist perpetually.

                            ARTICLE V
                             Purpose

     The purpose or purposes of the Corporation are:

     (1) To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Colorado; and

     (2) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Colorado or any other law of Colorado or by this Certificate of Incorporation together with any power incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                           ARTICLE VI
                          Capital Stock

      The maximum number of shares of capital stock which this Corporation shall have authority to issue is FIVE-HUNDRED TWENTY MILLION (520,000,000), Consisting of FIVE HUNDRED MILLION (500,000,000) shares of Common Stock, $.001 par value, and TWENTY MILLION (20,000,000) shares of Preferred Stock at $.001 par value. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

     SECTION 1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (1) the number of shares constituting a series, the distinctive designation of a series and the stated value of a series, if different from the par value;

     (2) whether the shares or a series are entitled to any fixed or determinable dividends, the dividend rate (if any) on such shares, whether the dividends are cumulative and the relative rights or priority of dividends on shares of that series;

     (3) whether a series has voting rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

     (4) whether a series will have or receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges;

     (5) whether the shares of a series are redeemable and the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to he redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption;

     (6) whether a series will have a sinking fund for the redemption or purchase of the shares in the series and the terms and the amount of such sinking fund;

     (7) the right of a series to the benefit of conditions and restrictions on the creation of indebtedness of the Corporation or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any outstanding stock of the Corporation and the purchase, redemption or other acquisition by the Corporation, or any subsidiary, of any outstanding stock of the Corporation;

     (8) the rights of a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority of payment of a series; and
     (9) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

     Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the Common Stock with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any, payable with respect thereto).

     SECTION 2. Common Stock - General Provisions. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

     Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

     Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

     In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

     SECTION 3. Common Stock - Other Provisions.

     (a) Voting Rights. The shares of Common Stock shall have the following voting rights:

     (1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

     Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

     (b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend
rate payable on outstanding shares of the other class of Common Stock.     All
dividends and distributions on the Common Stock payable in stock of the
Corporation shall be made in shares of Common Stock.   In no event will shares
of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

      (c) Options, Rights or Warrants. The Corporation may make offerings of options, rights or warrants to subscribe for shares of capital stock to all holders of Common Stock if an identical offering is made simultaneously to all the holders of stock. All such offerings of options, rights or warrants shall offer the respective holders of Common Stock the right to subscribe at the same rate per share.

                           ARTICLE VII
                        Board of Directors

     SECTION 1. Number and Terms. The number of directors which shall constitute the whole Board of Directors shall be determined in the manner provided in the Bylaws of the Corporation. In the absence of such provisions in the Bylaws, the Corporation shall have at least ONE Director. The Board of Directors shall be as nearly equal in number as possible. The directors shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until election of their respective successors.

     SECTION 2. Vacancies. Any vacancy on the Board of Directors, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, shall be filled by a majority vote of all remaining directors. The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office of directors in which the vacancy occurred.

     SECTION 3. Other Provisions. Notwithstanding any other provision of this
Article VII, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock or other securities of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and unless the terms of this Certificate of Incorporation expressly provide otherwise, such directorship shall be in addition to the number of directors provided in the Bylaws and such directors shall not be classified. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                          ARTICLE VIII
                              Bylaws

     The power to adopt, alter, amend or repeal the Bylaws of the Corporation shall be vested in the Board of Directors. The stockholders of the Corporation may adopt, amend or repeal the Bylaws of the Corporation only by the affirmative vote of holders of at least 66 2/3% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of stockholders (the "Voting Stock").

                           ARTICLE IX
                       Stockholder Meetings

     Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called and noticed meeting of stockholders and may not be taken by consent in writing, unless such action requiring or permitting stockholder approval is approved by a majority of the directors then in office. An action required or permitted to be taken by the stockholders which has been approved by a majority of the directors may be taken by consent in writing if the consent is signed by the record holders of no less than the Voting Stock that would otherwise be required for approval of such action.

                            ARTICLE X
                            Amendments

     The provisions set forth in Articles VI, VII, VIII and IX and in this
Article X may not he repealed, rescinded, altered or amended, and no other provision may be adopted which is inconsistent therewith or impairs in any way the operation or effect thereof, except by the affirmative vote of holders of not less than 66 2/3% of the Voting Stock.

     Consistent with the preceding sentence, the corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation as prescribed by applicable law.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed in its corporate name this 29th day of October , 2000.

     As approved and adopted by the Board of Directors and a majority vote of the shareholders at a Special Meeting of Shareholders held October 25th, 2000.


                         /s/ Gerald D. Curtis
                         -------------------------------------
                         Gerald D. Curtis, President/Secretary


INDIVIDUAL ACKNOWLEDGEMENT OF
GERALD CURTIS AND NOTARY
STAMP APPEAR HERE.